                                                                    EXHIBIT 23.1

        CONSENT OF GRANT-SCHWARTZ ASSOCIATES, CPA'S, INDEPENDENT AUDITOR


     As Independent Public Accountants, we consent to the use of our reports dated December 1, 1995 and all references to our firm included in or made a part of the Form S-1 of Compressent Corporation, formerly Cable-Sat Systems, Inc., formerly Cable-Sat Compression, Inc.



                                    /s/ GRANT-SCHWARTZ ASSOCIATES, CPA'S
                                    --------------------------------------------
                                        GRANT-SCHWARTZ ASSOCIATES, CPA'S


Boca Raton, Florida
July 16, 1997

    CONSENT OF GRANT-SCHWARTZ ASSOCIATES, CPA'S, INDEPENDENT PUBLIC AUDITOR


     As Independent Public Accountants, we consent to the use of our reports dated December 1, 1995 to all references to our firm included in or made a part of the Alternate Prospectus of Compressent Corporation, formerly Cable-Sat Systems, Inc., formerly Cable-Sat Compression, Inc.



                                            /s/ GRANT-SCHWARTZ ASSOCIATES, CPA'S
                                            ------------------------------------
                                            GRANT-SCHWARTZ ASSOCIATES, CPA'S


Boca Raton, Florida
July 16, 1997